UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2006 (July 11, 2006)

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7887 E. Belleview Ave., Suite 200, Englewood, CO 80111
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 383-7500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 11, 2006, six indirect wholly owned subsidiaries of Affordable Residential Communities Inc. (“ARC”), as co-borrowers, entered into a $230 million mortgage debt facility (the “Loan Agreement”) with Merrill Lynch Mortgage Lending, Inc. (the “Lender”).  Approximately $175,000,000.00 of the proceeds of the loan were used to repay other debt.  The six subsidiaries are ARCML06 LLC, ARC18TX LP, ARC18FLD LLC, ARC18FLSH LLC, ARCFLMC LLC and ARCFLSV LLC.

The Loan Agreement is comprised of two components: a $170 million 10-year fixed rate mortgage debt component and a $60 million 3-year floating rate mortgage debt component with two one-year (no-fee) extension options (collectively, the “Loan”).  The fixed rate component bears interest at 6.239% and requires interest-only payments for the term of the Loan.  The floating rate component is adjusted monthly, bears interest at one-month LIBOR plus 80 basis points and requires interest-only payments for the term of the Loan.  The Loan is secured by 59 manufactured housing communities located in 18 states as well as an assignment of leases and rents associated with the mortgaged property.  The Loan is non-recourse with the exception that the repayment of the indebtedness is guaranteed pursuant to a guaranty of non-recourse obligations (“Non-Recourse Guaranty”) in certain limited events by Affordable Residential Communities LP, ARC’s operating partnership (the “Operating Partnership”) of which ARC is sole General Partner and in which ARC holds a 96.5% ownership interest as of June 30, 2006.

Under the provisions of the Loan Agreement, each ARC subsidiary has the right to prepay any portion of the floating rate component (with or without release of the mortgaged property) without penalty.  Subsequent to a prepayment of the entire floating rate component of the loan, the co-borrower have the option to prepay a fixed portion of the loan subject to prepayment fees, yield maintenance or defeasance in accordance with the terms of the Loan Agreement.

A copy of the Loan Agreement is attached to this Form 8-K as Exhibit 10.1and a copy of the Non-Recourse Guaranty is attached to this Form 8-K as Exhibit 10.2, and are incorporated herein by reference.  The descriptions of the Loan Agreement and the Non-Recourse Guaranty as set forth above are qualified in their entirety by reference to each such Exhibit.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The proceeds from the Loan were used to pay off three loans:

•                  a senior variable rate mortgage debt facility, as amended,  entered into on February 18, 2004 among ARC18TX LP, ARC Communities 18 LLC, ARC18FLD LLC, ARC18FLWHO LLC and ARC18FLSH LLC, collectively, as borrowers (and each an indirect wholly owned subsidiary of ARC) and Citigroup Global Markets Realty Corp.(“Citigroup”) as lender in the initial loan amount of $92,147,861.00

•                  a senior variable rate mortgage debt facility entered into on February 18, 2004 among ARC Communities 19 LLC and ARC19TX LP, collectively as borrowers (and each an indirect wholly owned subsidiary of ARC) and the Lender as lender in the initial loan amount of $ 91,863,139.00

•                  a revolving mortgage credit facility dated September 23, 2004, as amended, between ARC III, L.L.C., ARC Meadow Glen LP and ARC Silver Leaf LP, collectively as borrowers (and each a wholly owned subsidiary of ARC) and Citigroup, in the original loan amount of up to $85,000,000.

Exit fees associated with the repayment of these three facilities totaled approximately $500,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description

Exhibit 10.1	Loan Agreement dated July 11, 2006 among ARCML06 LLC, ARC18TX LP, ARC18FLD LLC, ARC18FLSH LLC, ARCFLMC LLC and ARCFLSV LLC, as co-borrowers and Merrill Lynch Mortgage Lending, Inc.
Exhibit 10.2	Guaranty of Non-Recourse Obligations dated July 11, 2006 between Affordable Residential Communities LP and Merrill Lynch Mortgage Lending, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 17, 2006

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/S/ Scott L. Gesell
Scott L. Gesell
Executive Vice President and General Counsel